Exhibit 10.9

DATED:	APRIL 21, 2005

BUCKGOLF INC. AND GREENGOLF INC.
— and —
OCZ CANADA INC.

LEASE

THIS INDENTURE made the 21ST day of APRIL 2005
IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.
BETWEEN:
BUCKGOLF INC., & GREENGOLF INC.
Corporations incorporated under the laws of the Province of Ontario hereinafter called the “LANDLORD”
of the FIRST PART,
—and—
OCZ CANADA INC.
hereinafter called the “TENANT”
of the SECOND PART.
PREMISES
1. WITNESSETH that in consideration of the rents covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the landlord has demised and leased and by these presents doth demise and lease unto the Tenant that certain portion of an industrial Building situated in the Town of Markham, in the Regional Municipality of York which building is constructed upon the lands and premises more particularly described in Schedule “A” annexed hereto,, and which leased premises are outlined in red on the sketch annexed hereto as Schedule “B. The portion of the Industrial Building hereby leased to the Tenant is hereinafter referred to as the “demised premises”.
TERM
2. TO HAVE AND TO HOLD the demised premises for and during the term of FIVE (5) years to be computed from and inclusive of the 1ST day of JULY 2005 and from thenceforth next ensuing and fully to be completed and ended on the 30TH day of JUNE 2010.
          Provided that if the Landlord is unable for any reason whatsoever to give possession of the demised premises to the Tenant on the date of commencement hereof, then this Lease shall not be void or voidable nor shall the Landlord be liable for any loss or damage resulting therefrom. In any such event there shall be an abatement of rent until such time as the demised premises are in the Landlord’s opinion ready for occupancy and the Tenant hereby accepts such rent abatement as full consideration for any damages which might otherwise be suffered by it, by reason of the demised promises not being ready as aforesaid. It is understood and agreed that if there should be a delay as aforesaid, the Lease shall commence ten (10) days after the Landlord notifies the Tenant in writing that the demised premises are ready for occupancy, and in the event the expiration of the last mentioned ten (10) day period does not occur on the first day of the month, then the term of this lease shall commence on the first day of the next month succeeding the expiration of such ten (10) day period, and the Tenant shall pay rent on a prorated daily basis for the period commencing with the expiration of such ten (10) day period and the first day of the next succeeding month. Notwithstanding the date of commencement of the term in the case of any delay, the length of the term of this Lease shall remain unchanged and the date upon which the term hereof shall be fully completed and ended shall be adjusted accordingly by adding thereto the number of days between the commencement date hereinbefore set out and the new date of commencement arrived at in accordance with the preceding provisions.
RENT
3. YIELDING AND PAYING THEREFORE unto the Landlord during the FIRST YEAR of the term, without any abatement or deduction for any reason whatsoever, the sum of TWENTY SEVEN THOUSAND EIGHT HUNDRED AND FORTY THREE DOLLARS AND SEVENTY FIVE CENTS ($27,843.75) per annum of lawful money of Canada to be paid in advance in consecutive monthly installments of TWO THOUSAND THREE HUNDRED AND’ TWENTY DOLLARS AND THIRTY ONE CENTS ($2,320.31 ) each on the FIRST day of each and every month during the FIRST YEAR of the term hereby demised commencing on the FIRST DAY Illegible

          YIELDING AND PAYING THEREFORE unto the Landlord during the SECOND YEAR of the term, without any abatement or deduction for any reason whatsoever, the sum of TWENTY EIGHT THOUSAND SIX HUNDRED AND EIGHTY SEVEN DOLLARS AND FIFTY CENTS ($28,687.50) per annum of lawful money of Canada to be paid in advance in consecutive monthly installments of TWO THOUSAND THREE HUNDRED AND NINETY DOLLARS AND SIXTY THREE CENTS ($2,390.63) each the FIRST day of each and every month during the SECOND YEAR the term hereby demised commencing on the FIRST DAY OF JULY 2006 together with the additional rent hereinafter reserved,
          YIELDING AND PAYING THEREFORE unto the Landlord during the THIRD YEAR of the term, without any abatement or deduction for any reason whatsoever, the sum of TWENTY NINE THOUSAND FIVE HUNDRED AND THIRTY ONE DOLLARS AND TWENTY FIVE CENTS ($29,531.25) per annum of lawful money of Canada to be paid in advance in consecutive monthly installments of TWO THOUSAND FOUR HUNDRED AND SIXTY DOLLARS AND NINETY FOUR CENTS ($2,460.94) each the FIRST day of each and every month during the THIRD YEAR the term hereby demised commencing on the FIRST DAY OF JULY 2007 together with the additional lent hereinafter reserved,
          YIELDING AND PAYING THEREFORE unto the Landlord during the FOURTH YEAR of the term, without any abatement or deduction for any reason whatsoever, the sum of THIRTY THOUSAND THREE HUNDRED AND SEVENTY FIVE DOLLARS ($30,375.00) per annum of lawful money of Canada to be paid in advance in consecutive monthly installments of TWO THOUSAND FIVE HUNDRED AND THIRTY ONE DOLLARS AND TWENTY FIVE CENTS ($2,531.25) each the FIRST day of each and every month during the FOURTH YEAR the term hereby demised commencing on the FIRST DAY OF JULY 2008 together with the additional rent hereinafter reserved.
          YIELDING AND PAYING THEREFORE unto the landlord during the FIFTH YEAR of the term, without any abatement or deduction for any reason whatsoever, the sum of THIRTY ONE THOUSAND TWO HUNDRED AND EIGHTEEN DOLLARS AND SEVENTY FIVE CENTS ($31,218.75) per annum of lawful money of Canada to be paid in advance in consecutive monthly installments of TWO THOUSAND SIX HUNDRED AND ONE DOLLARS AND FIFTY SIX CENTS ($2,601.56) each the FIRST day of each and every month during the FIFTH YEAR the term hereby demised commencing on the FIRST DAY OF JULY 2009 together with the additional rent hereinafter reserved,
THE LANDLORD acknowledges receipt of SEVEN THOUSAND THREE HUNDRED AND SEVENTY TWO DOLLARS AND NINETY SEVEN CENTS (57,372.97) to be applied on account of the rental for the first and last months of the term hereby created, including additional rent and G.S.T.
TENANT’S COVENANTS
4. THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:
RENT
(a) To pay rent
PUBLIC UTILITIES
(b) To pay as the same become due respectively, all charges for public utilities, including water, gas, electrical power or energy, steam or hot water used upon or in respect of the demised premises and for fittings, machines, apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public utilities.
TAXES
(c) To pay discharge as additional rent, monthly in each and every year during the said term, all taxes (including local improvement rates) rates, duties and assessments that may be levied rated, charged or, assessed against the said demised premises or any part thereof and any equipment, facilities, installations and improvements made thereto, and without limiting the generality of the forging, every other tax, charge, rate, assessment or payment which may become a charge or encumbrance upon or levied or collected or in respect of the demised premises or any part thereof, whether charged by any municipal, parliamentary or other body during the term hereby demised.
          The Tenant shall have the right to contest by appropriate legal proceedings the validity of any tax, rate, including local improvements rated, assessments or other charges referred to in this subparagraph.

          Taxes shall also include capital tax or any other similar tax based upon or computed with reference to the Landlord’s paid-up capital or place of business, provided, however, if taxing authority does not apportion such taxes as if the industrial building were the only establishment of the Landlord, the amount of such tax applicable to the industrial building shall be determined by the Landlord on a reasonable basis.
COMMON AREA TAXES
(d) To pay in each and every year as additional rental monthly, after receipt of written notice from the landlord, one-twelfth of its proportionate share of any and all charges, taxes, rates, duties and assessments of the kind or nature referred to in subparagraph (c) hereof including realty taxes and local improvement, rates, charges, levied or assessed against the parking areas, entrance areas, driveways, walkways, lawns and other common outside areas and any other lands contained within the limits of the track of land described in Schedule “A” hereto.
     If the taxes in respect of the Industrial Building of which the demised premises form a part shall be increased by reason of any installation made in or upon, or any alterations made in or to the demised premises by the Tenant, the Tenant shall be responsible to pay the amount of such increase to the extent that the same is not included in the taxes referred to in subparagraph (c) hereof. The Tenant shall pay, monthly one-twelfth of the additional rental provided for in subparagraph (c) and (d) of this paragraph 4, such payment to be based upon the Landlord’s estimate of such taxes, rates and duties or upon the actual amount thereof when levied. Any necessary adjustment will be made between the parties at the end of each lease year or at the end of the term, as the case may be.
MAINTENANCE COSTS
(e) To pay as additional rental a monthly sum equal to one-twelfth of its proportionate share of the Landlord’s Maintenance Costs (as hereinafter defined). “Maintenance Costs” of the Landlord means the aggregate of any and all expenses incurred by the Landlord in connection with the proper maintenance and upkeep of the Industrial Building of which the demised premises form a part and any surrounding lands and common outside areas situate within the tract of land described in Schedule “A” hereto, including without limiting the generality of the foregoing, structural repairs, insurance against fire, boiler and supplemental perils, casualty, rental and liability insurance, gardening and landscaping snow removal, parking area maintenance and repairs to drainage, roof, curbs and walkways, corridors and cleaning of windows, if applicable, provision of lighting for parking areas, entrance areas, driveways and walkways, or common outside areas supplying night watchmen or security guards ( if any ) and a management fee of 15% of costs and all other expenses properly incurred by the Landlord as a prudent owner in its administration of the Industrial Building and provision of its facilities.
          At the commencement of the Lease term, and on or before APRIL 1ST of each year of the Lease, the Landlord shall provide the Tenant with an estimate of the Tenant’s proportionate share of Maintenance Costs, and the Tenant shall during the first year of the lease term pay such estimated amount in equal monthly installments, on the same days and times as the rent is clue hereunder, Within fifteen (15) days of receipt by the Tenant of the Landlord’s statement setting forth the total Maintenance Costs for the previous Lease year, and the Tenant’s proportionate share thereof, the Tenant shall pay any deficiency to the Landlord or the Landlord will pay any excess to the Tenant, For the year next succeeding, the Tenant shall pay its proportionate share of Maintenance Costs on the basis of the previous year, and adjustment shall be made each year in accordance with the Landlord’s statement. The report of the Landlord’s accountants for the time being as to the Maintenance Costs of the Landlord for any particular year, shall be conclusive and binding upon both the Landlord and the Tenant;
PROPORTIONATE SHARE
          For the purposes of subparagraphs (c) and (d) hereof the Tenant’s proportionate share shall be that proportion of such taxes, rates, duties and assessments which the assessment of the demised premises bears to the total assessment of all leaseable areas in the Industrial Building including the demised premises. The aforesaid proportion shall be conclusively determined by the Landlord.
          For the purpose of subparagraph (e) hereof, the Tenant’s proportionate share shall be that proportion of the maintenance costs that the area of the demised premises bears to the total of all leaseable square feet in the Industrial Buildings including the demised premises. The aforesaid proportion shall be conclusively determined by the Landlord.
          The Tenant acknowledges and agrees that all payments required to be made by it under subparagraphs (c), (d) and (e) hereof shall, if not paid within fifteen (15) days of their due date or date of demand be recoverable by the Landlord in the same manner as if they were rental in arrears under this Lease.

SEPARATE SCHOOL
(f) If the Tenant or any person occupying the demised premises or any part thereof shall elect to have the demised premises, or any part thereof, assessed for Separate School Taxes, the Tenant shall be liable for the amount by which the said Separate School Taxes exceed the taxes for school taxes, had such election not been made.
BUSINESS TAXES
(g) To pay all business taxes in respect of the business carried on by the Tenant, in and upon or by reason of the Tenants occupancy of the demised premises.
REPAIR
(h) To make all repairs or replacements, damage by fire, lightning, tempest and structural defects, only excepted.
          And further, that the Tenant will, at the expiration or sooner determination of the said term, peaceably surrender and yield up unto the Landlord the said premises hereby demised with the appurtenances, together with all buildings or erections which at any time during the said term shall be made therein or thereof in good repair and condition, damage by fire, lightning, and tempest only excepted.
INSPECTION
(i) That it shall be lawful for the Landlord and its agents at all reasonable times during the said term, to enter the demised premises to inspect the condition thereof; where an inspection reveals repairs are necessary and required by this lease to be done by the Tenant, the Landlord shall give the Tenant notice in writing, and thereupon the Tenant will, within fifteen (15) days from the delivery of the notice make the necessary repairs in a good and workmanlike manner. Upon Tenant’s failure to repair upon notice as herein provided, the Landlord may repair the same and may charge the cost of such repairs as additional rental payable within fifteen (15) days of demand plus a fifteen percentum (15%) administration charge.
HEAT & AIR CONDITIONING
(j) Intentionally deleted
ORDINANCES
(k) That it will comply promptly with all requirements of the local Board of Health, Police or Fire Department and Municipal authorities respecting the manner in which it uses or maintains the said premises.
ASSIGNING
(l) The Tenant will not assign, set over, transfer, sublet or sublease, hypothecate, encumber or in any way deal with or part with the whole of the said demised premises to anyone, for or during the whole or any part of this term without written consent first being obtained from the Landlord, but such consent shall not be unreasonably withheld, provided, however, and it is made a condition to the giving of such consent that:
(I)	The proposed assignee or sublessee of this Lease shall agree in writing to assume and perform all of the term, covenants, conditions and agreements by this Lease imposed upon the Tenant herein in the form to be approved by the solicitor for the Landlord;

(II)	No assignments or sublease shall in any manner release the Tenant from its covenants and obligations hereunder;

(III)	The Tenant is not in default under the lease;

(IV)	Any prepaid rent paid under any assignment or sublease is paid to the Landlord;
NUISANCE
(m) That it will not do or omit to do or permit to be done or omitted anything upon or in respect of the demised premises, the doing or omission of which (as the case may be) shall be or result in a nuisance or which shall be annoying or disturbing to other Tenants of the Landlord.
COMPLY WITH LAWS REGULATIONS
(n) To comply promptly with and conform to the requirements of all applicable statutes, laws, by-laws regulations, ordinances, and orders from time to time or at any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the demised premises and with every applicable regulation, order and requirement of the Canadian Fire Underwriter’s Association or any body having similar functions or of any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the term hereof, and that, in the event of the default of the Tenant under the provisions of this subclause, the Landlord may itself comply with any such requirements as aforesaid and the Tenant will forthwith pay all costs and expenses incurred by the Landlord in this regard and the Tenant agrees that all such costs and expenses shall be recoverable by the Landlord as if the same were additional rent reserved and in arrears under this Lease.
NOTICE OF DAMAGE
(o) In the event of any substantial damage to the demised premises by any cause, to give notice in writing to the Landlord of such damage forthwith upon the same becoming known to the Tenant
USE OF PREMISES
(p) That the demised premises shall be used only for the purpose of offices and warehousing for the development and wholesale of computer software.
ENVIRONMENTAL PRACTICES
(q) That in this lease;
(i)	“Environmental .Audit” shall mean a complete review of the Premises and the environmental practices of the Tenant thereon by the Landlord, its employees or agents and shall include such visual inspections, interviews with the Tenant, its employees, servants, or agents, and such soil, air, or other tests as the Landlord shall in its sole discretion deem to be necessary.

(ii)	“Hazardous Substance” means any contaminant, pollutant or hazardous substance that is likely to cause immediately or at some future time, harm or degradation to the environment or risk to human health or safety, and without restricting the generality of the foregoing, includes without limitation any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any municipal, provincial or federal environmental legislation.
(r) The Tenant shall at all times use the premises so as to comply with all municipal, provincial and federal environmental legislation in keeping with first class environmental protection practices and so as not to allow Hazardous Substance to be on the Premises.
(s) The Landlord shall have the right to conduct an Environmental Audit of the Premises at any time and from time to time throughout the term and any renewal thereof.
(t) In the event that the Environmental Audit reveals that the Tenant is storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Substances in the Premises, Building or Centre, the Landlord shall give the Tenant ninety (90) days within which to amend its manner of storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Substances to comply with first class environmental protection practices and the manner in which the landlord indicates such Hazardous Substances must be stored, handled, transported, manufactured, processed or otherwise dealt with. The Tenant shall, at its expense, further forthwith carry out such procedures including a total clean up of any Hazardous Substances as are, in the sole opinion of the Landlord, necessary to correct any damage which may have been done to the premises, Building or Centre and to forestall any damage to the Premises, Building or Centre which in the opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Substances.
(u) In the event that the Tenant shall be in default of the provisions hereof and shall fail to amend its practices or take such corrective measures as are required pursuant to subparagraph (d) hereof within the aforesaid ninety (90) day period the landlord shall have the right to enter upon the premises and carry out such procedures as are, in the sole opinion of the Landlord, necessary to correct any damage which may have been done to the Premises, Building or centre, or to forestall any damage to the Premises, Building or centre which in the opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous substances and the Tenant shall pay to the Landlord on demand, as Additional Rent, all costs and expenses of carrying out such procedures. Further, and in addition, to any other remedies available to the Landlord, the Landlord may, on seven (7) days’ notice, terminate the Lease.
(v) Any entry on the Premises of the Tenant by the Landlord pursuant to the terms of the Lease shall not constitute a breach of the Landlord’s covenant of Quiet Enjoyment.

INSURANCE RATES
(w) That the Tenant will not do or omit to do, or permit to be done or omitted upon the demised premises anything which shall cause the rate of insurance upon the said building of which the demised premises form a part, or any part thereof, to be increased and if the insurance rate shall be increased as aforesaid that the Tenant shall pay to the landlord, as additional rent, in addition to any part of insurance premiums hereinbefore agreed to be paid by the Tenant, the amount by which the insurance premiums shall be so increased and that if notice of cancellation shall be given respecting any insurance policy or if any insurance policy upon the said building or any part thereof shall be cancelled or refused to be renewed by any insurer by reason of the use or occupation of the demised premises or any part thereof by the Tenant, the Tenant shall remedy or rectify such use or occupation within fifteen (15) days after being requested so to do in writing by the Landlord and that if the Tenant shall fail to do so as aforesaid the Landlord may at its option determine this Lease forthwith by leaving upon the said premises notice in writing of its intention so to do and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such determination of this Lease and the Tenant shall immediately deliver up possession of the demised premises to the landlord.
REPRESENTATION
(x) The Tenant shall examine the premises before taking possession hereunder, and such taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the premises were in good order and satisfactory condition. The Tenant agrees that there is no promise, representation or undertaking by or binding upon the Landlord with respect to any alteration, remodelling or decorating of, or installation of equipment or fixtures in the premises except such, if any, as is expressly set forth in this lease.
WASHROOMS
(y) The sinks, toilets and urinals shall not be used for any other purpose than that for which they were constructed, and the expense of any breakage, stoppages, or damage resulting from a violation of this provision shall be borne by the Tenant, who shall or whose employees, agents or invitees shall have caused it.
LITTER
(aa) The Tenant shall not place, leave or permit or suffer to be placed, left in or upon the roads, parking lots, sidewalks and delivery areas any debris or refuse except as deposited in proper receptacles placed for the purpose. The said demised premises shall be kept in a clean and sanitary condition in accordance with the laws of the Municipality and in accordance with all directions and there shall be no outside storage.
HEAVY EQUIPMENT
(bb) The Tenant will not bring upon the demised premises or any part thereof any machinery, equipment, articles or thing that by reason of its weight or size might damage the demised premises and will not at any time overload the floors of the demised premises and that if any damage is caused to the demised premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith pay to the Landlord the cost of making good the same.
SIGNS
(cc) That the Tenant will not erect on, affix or fasten to the roof or the outside walls of the demised premises any television or radio antenna, sign, fixture or attachment of any kind whatever. The Tenant may upon first receiving the written consent of the Landlord thereto and conforming to standards set out by the Landlord, place a sign setting out the name and nature of the business carried on in the demised premises. The Landlord shall include the Tenant’s name on any Directory Board which may be erected at the Landlord’s sole discretion as to size and location, exhibiting the names of all the tenants in the Industrial Building.
LANDLORD’S COVENANTS
5. THE LANDLORD COVENANTS AND AGREES WITH THE TENANT AS FOLLOWS;
(a) For quiet enjoyment.
COMMON AREA
(b) That it will maintain the parking areas free and clear of ice and snow, but should the Landlord make default in so doing, it shall not be liable for indirect or consequential damages.
6. PROVIDED AND IT IS HEREBY EXPRESSLY AGREED BY THE TENANTS:
BANKRUPTCY, ABANDONMENT, ETC.
(a) That in case, without the written consent of the Landlord, the demised premises shall shall become and remain vacant or not used for a period of (30) days while the same are suitable for use by the Tenant, or be used by any other person than the Tenant, or in case of the term hereby granted or any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or in the event the Tenant shall make any assignment for the benefit of creditors or make any sale within the meaning of the Bulk Sales Act. (Ontario), or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or any order shall be made for the winding up of the Tenant, then and in every such case the then current month’s rent and the next ensuing three month’s rent and the Tenant’s share of the taxes and additional rentals herein provided, for the then current year (to be reckoned on the rate for the next preceding year in case the rate shall not have been fixed for the then current year) shall immediately become due and payable and, at the option of the Landlord, this Lease shall cease and determine and the said term shall immediately become forfeited and void, in which event the landlord may re-enter and take possession of the demised premises as though the Tenant or any occupant of the demised premises was or were holding over after the expiration of the term without any right whatsoever.
WAIVER OF EXEMPTION
(b) That in consideration of the premises, and of the leasing and letting by the said Landlord to the said Tenant of the demised premises for the term hereby created (and it is upon that express understanding that these presents are entered into), notwithstanding anything contained in Section 30 of Chapter 232 of the Revised Statutes of Ontario 1980 or in any other section of the said Act, or any other statute which may hereafter be passed to take the place of said Act, or to amend the same, that none of the goods or chattels of the said Tenant at any time during the continuance of the term hereby created on said demised premises shall be exempt from levy by distress for rent in arrears by the said Tenant as provided for by section or sections of the said Act above named, or any amendment or amendments thereto, and that upon any claim being made for such exemption by the said Tenant or on distress made by the said Landlord, this covenant and agreement may be pleaded as an estoppel against the said Tenant in any action brought to test the right to the levying upon an such goods as are named as exempted in said section or sections, or amendment or amendments thereto, the said Tenant waiving as it hereby does all and every benefit that could of might have accrued to it under and by virtue of the said section or sections of the said act or any amendments thereto but for the above covenant.
MAY FOLLOW CHATTELS
(c) That in case of removal by the Tenant of its goods and chattels from the demised premises, otherwise than in the ordinary course of business, the Landlord may follow the sane thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act.
INJURIES DAMAGE, ETC
(d) The Landlord shall not be responsible in any way for any injury to any person or for any loss of or damage to any property belonging to the Tenant or employees, invitees or licensees of the Tenant while such person or property is in or about the building of which the demised premises from a part or any truckways, platforms or corridors in connection therewith including (without limiting the foregoing), any loss of or damage to any such property caused by theft or breakage, or by steam, water, rain or snow which may leak into, issue or flow from any part of the said building or any part of the said building or any adjacent or neighbouring lands or premises or from the water, steam or drainage pipes or plumbing works of the same or from any other place or quarter or for any loss or damage caused by or attributable to the condition or arrangement or any electric or other wiring or for any damage caused by anything done or omitted to be done by any other tenant of the said building or for any other losses whatsoever, of the Tenant with respect to the demised premises and / or the business of the Tenant carried on therein. The Tenant covenants to indemnify the landlord against and from all loss, costs, claims or demands in respect of any injuries, loss or damage referred to in this paragraph.
PUBLIC LIABILITY INSURANCE
(e) That at all times during the term, the Tenant will maintain at its own expense, comprehensive general liability insurance in a company licensed to carry on business in the Province of Ontario, against claims for personal injury, death or property damage or loss arising out of all the operations of the Tenant, indemnifying and protecting the Landlord and the Tenant to a limit of at least $1,000,000,00. Such insurance shall include without limitation any accident, caused by the explosion of a pressure vessel or vessels which may be used by the Tenant and shall be written in the joint names of the Landlord and Tenant, as assured; the Tenant shall furnish to the Landlord during the continuation of the present Lease satisfactory evidence that such insurance is in full force and effect. Evidence of renewal or replacement of each such policy shall be in the hands of the Landlord at least ten (10) days before the expiration thereof.
TRADE FIXTURES
(f) That the Tenant may install its usual trade fixtures in the usual manner, provided such installation does not damage the structure of the building of which the demised premises forms a part. The Tenant shall remove at the expiration or other termination of this tease such trade fixtures, and shall make good the damage or injury caused to the demised premises that shall have resulted from such installation and removal Provided that any additions, alterations, or improvements which in any manner are or shall be attached to the floors, walks, or ceilings and floor covering cemented or otherwise affixed to the floor of the demised premises, shall remain and become the property of the Landlord at the expiry of this Lease at the Landlord’s option.

NOTICE OF DEFAULT
(g) That in the event of the Tenant failing to pay any taxes, rates or charges which it has herein covenanted to pay and which shall constitute a lien or charge upon the demised premises, the Landlord, after the expiration of ten (10) days’ notice to the Tenant within which such default has not yet been cured, may pay all or any of the same and all of such payments so made shall constitute rent forthwith payable with interest at the rate of twelve percent (12%) per annum from the date of each such payment until fully paid provided that where there is a bona fide dispute of the amount or propriety of any payment alleged to be due from the Tenant, the Landlord shall not pay the same until such dispute has been resolved by agreement of the Tenant or by competent authority, whichever is earlier in date.
ALTERATIONS
(h) That the Tenant shall not make any alteration, addition or improvement without first submitting the plans and specifications (including materials to be used) thereof to the Landlord, and without first obtaining the approval in writing thereof of the Landlord.
PAYMENTS BY TENANTS
(i) That the Tenant shall from time to time at the request of the Landlord produce to the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease. The taxes, local improvement rates, insurance premiums, and other matters of a similar nature in respect of the first and last years of the Lease term shall be adjusted between the Landlord and the Tenant.
GLASS, LOCKS ETC
(j) That all glass, locks, trimmings, door hinges, doors, door closers, plumbing fixtures, drains, pipes, heating and air conditioning units, floor tiles and carpeting in or upon the demised premises shall be kept whole; whenever any part thereof shall become broken the same shall be immediately replaced or repaired by a type or quality equivalent to the original installation and such replacement and repairs shall be paid by the Tenant.
ALTERATIONS AND REPAIRS
(k) The Tenant covenants to comply, at its own expense, with any orders for alterations, or repairs that may from time to time, during the currency of this Lease, be required, as a direct result of its occupation, by any Federal, Provincial or Municipal authority under or by virtue of any statute, regulation or bylaw in that respect, and further covenants to save harmless and indemnify the Landlord from any Joss or liability arising out of any breach, violation or non-performance by the Tenant of any covenant, term or provision hereof or by reason of the registration of any construction Lien, provided, however, that the application of this paragraph shall be limited to matters arising out of or attributable to the Tenant’s use and occupation.
7. PROVIDED AND IT IS MUTUALLY UNDERSTOOD AND AGREED AS FOLLOWS:
(a) That if during the term 0f this Lease:
DAMAGE BY FIRE, ETC
     (I)  The Industrial Building or demised premises are totally destroyed by fire, lightning, tempest, explosion, impact of aircraft or vehicles, acts of God or the Queen’s enemies, riots or insurrections or are partially destroyed so that it cannot be repaired within reasonable diligence within one hundred and eighty (180) days of the happening of such injury, then the Lease shall, at the option of the landlord to be exercised within thirty (30) days of the happening of the injury, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender the premises and all interest therein to the Landlord and the Tenant shall pay rent and other charges only to the time of such surrender and any prepaid rent shall be returned to the Tenant, and in case of destruction or partial destruction as above mentioned that the Landlord may re-enter or re-possess the premises discharged of this Lease and may remove all parties, therefrom; failing exercise of said option, the Landlord shall repair or rebuild the demised premises and rent shall abate until completion.
     (II) The Industrial Building or the demised premises are partially destroyed by fire, lightning, tempest, explosion, impact of aircraft or vehicles, acts of God or the Queen’s enemies, riots or insurrections and can be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of said injury, and if the damage is such as to render the demised premises wholly unfit for occupancy, then the rent and other charges shall not run or accrue after the said injury, or while the process of repair is going on, and the landlord shall repair the same with all reasonable speed and then the rent shall recommence immediately after the Landlord gives notice that said repairs shall have been completed.

     (III) The Industrial Building or the demised premises are partially destroyed by fire, lightning, tempest, explosion, impact of aircraft or vehicles, acts of God or the Queen’s enemies, riots or insurrections, and can be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of said injury, and if the damage is such that the demised premises can be partially used for the purpose of the Tenant, then until such damage shall have been repaired, the rent and other charges shall abate in proportion that the part of the leased premises rendered unfit for occupancy bears to the whole of the leased premises and the Landlord shall repair same with all reasonable speed.
CHANGES IN PREMISES
(b) That the Landlord shall have the right to make changes or additions to the pipes, conduits and ducts in the leased premises where necessary to serve adjoining premises but not in a way to interfere materially with the use and enjoyment of the leased premises and making good any damage to the leased premises so caused.
RIGHT OF’ ENTRY
(c) That the Landlord or its agents and employees shall have the right at any time during business hours of the Tenant to enter upon the demised premises for the purpose of exhibiting same to prospective purchasers or mortgagees.
NOTICE TO LET
(d) That the Landlord shall have the right within three (3) months from the termination of the said term to place upon the demised premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the Tenant’s business, stating that the demised premises are to let; and further, provided that the Tenant will not remove such notice or permit the same to be removed. The landlord and its agents and employees shall also be permitted to enter upon the demised premises within the aforesaid period to show the same to prospective tenants.
OVER HOLDING
(e) That in the event the Tenant remains in possession of the demised premises after the end of the term herein and without the execution and delivery of a new lease, there shall be no tacit renewal of this Lease; and the term hereby granted, and the Tenant shall be deemed to be using the demised premises as a Tenant from month to month at the monthly rental herein reserved for the immediately preceding month plus 25% thereof payable in advance and otherwise upon the same terms and conditions and provisoes as are set forth in this Lease insofar as the sane are applicable to a month to month tenancy.
NOTICES
(f) (I) Any notice required to be given hereunder to the Tenant or in connection with the Lease, for any purpose, may be sufficiently given if sent by registered post prepaid to the Tenant at the demised premises. The said notice shall be deemed to have been given on the business day next following the day when it is deposited in a post office in the Regional Municipality of York or the Municipality of Metropolitan Toronto.
     (II) Any notice for the Landlord may be sufficiently given if delivered to the Landlord personally or, if sent by registered post prepaid to the Landlord at 25 Valleywood Dr. Unit # 8, Markham, Ont.L3R 5L9 and if sent by registered post it shall deemed to have been given on the business day next following the day when it is deposited in a post office in the Regional Municipality of York or the Municipality of Metropolitan Toronto.
     (III) Either the Landlord or the Tenant may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified shall be deemed to be the address or addresses of such party for the giving of such notices thereafter.
MONIES COLLECTIBLE AS RENT
(g) Any and all monies payable by the Tenant to the Landlord under the provisions of this Lease shall be deemed to be and may be collectible as rent and when in arrears such amount shall be recoverable by the Landlord in the same manner as if such amount were rental in arrears under this Lease and that the Landlord shall be entitled to take any action therefore which it may be entitled to take in respect of rental in arrears under this Lease and that, in the event of the Tenant making default in payment of any sum required to be paid by it under the provisions of this Lease to any person, firm or corporation other than the Landlord, the Landlord shall have the right to pay any sums so in default and that such thereupon shall be recoverable by the landlord in the same manner as if such sums were rental in arrears under this Lease and the Landlord shall be entitled to take any action therefore which it may be entitled to take with respect to rental in arrears under this Lease.

LEASE SUBBORDINATE
(h) That this Lease and every thing herein contained shall be deemed to be subordinate to any any charge or charges from time to time created by the Landlord with respect to the demised premises or the land in Schedule “A” and the buildings thereon by way of mortgage or charge and the Tenant hereby covenants and agrees that it will promptly at any time and from time to time as required by the Landlord during the term hereof, execute all documents, and give all further assurances to this proviso as may be reasonably required to effectuate the post-ponement of its right and privileges hereunder to the holder or holders of any such charge or charges, provided that such mortgage or mortgages shall permit the Tenant to continue in quiet possession of the demised premises in accordance with the terms and conditions hereof as long as the Tenant is not in default hereunder and whether or not such mortgage or mortgages are in default.
          The Tenant agrees to provide the Landlord upon request from time to time a certificate or certificates that the Lease herein is in full force and effect and that the term has not been varied, amended or waived if such is the case and that the rents hereunder are not in arrears.
USE OF COMMON AREAS
(i) The Tenant, its employees, customers, invites and all others requiring communication with it in connection with the operation of its business shall have the use in common with all others entitled thereto of all driveways, entranceways and sidewalks provided by the Landlord subject to rules and regulations in regard thereto but where accommodation is available for the receiving and delivery of goods or merchandise at the rear of the demised premises, the Tenant shall receive all goods at and make all deliveries from the rear of the leased premises. Nothing in this paragraph or elsewhere herein shall prevent or be construed so as to prevent the landlord from altering the location of said driveways, entranceways and sidewalks from time to time or from erecting new buildings or extending existing building.
PARKING
(i) The Tenant shall have the right to park or permit to be parked motor vehicles in such portions of the parking areas adjacent to the Industrial Building as the Landlord may designate or allocate to it, in the Landlord’s sole discretion; provided the Tenant covenants that it will not use or permit to be used the said portion of the parking area in such a manner as to restrict the flow of traffic across the parking area and that it will not erect or permit to be erected any barrier across or adjacent to any part of such portion of the parking area. Provided further that the Tenant, its servants, agents and employees, will not use or cause to be used by it or on its account any parts of the said parking area other than those so designated or allocated to it, nor will it interfere in any way whatsoever with the use by the landlord’s other tenants of the parking areas. Unless otherwise specifically provided herein, the Landlord does not guarantee to the Tenant the use of any specific number of parking spaces in the said parking areas.
RE-ENTRY
(k) That notwithstanding anything herein contained to the contrary, the landlord hereby covenants and agrees with the Tenant that if the Tenant shall be in default of any of its covenants hereunder, other than its covenant to pay rent, the landlord shall give to the Tenant notice in writing stating the said default with reasonably sufficient particulars and requiring the said default to be remedied and that, if such default is not remedied by the Tenant within fifteen (15) days after the receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Landlord at its option either may enter into and upon the said demised premises or any part thereof in the name of the whole and have again, repossess and enjoy the same as of its former estate and in such event the said Lease shall be terminated or itself take such steps and do or cause to be done such things as may be necessary to remedy and correct such defaults and may thereupon charge its total costs and expenses incurred in respect thereof to the Tenant who hereby covenants and agrees to pay the same forthwith as additional rent and the Tenant hereby covenants that any and all such costs and expenses incurred by the Landlord and unpaid by the Tenant shall be recoverable by the Landlord as if the same were, and in the same manner as, rent reserved and in arrears under the terms of this Lease.
CAREFREE LEASE
(l) The Tenant acknowledges and agrees that it is intended that this lease shall be a completely carefree net lease for the Landlord, that the Landlord shall not be responsible during the term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever in respect of the lands, buildings or improvements theron, or the contents thereof, excepting only the Landlord’s income tax in respect of income received from leasing the demised premises, corporation taxes, succession duty, estate tax and principal and interest payments to be made in connection with any mortgage or mortgages placed on the land and premises of the Landlord.
RE-ENTRY
8. PROVISO for re-entry by the landlord on non-payment of rent or non-performance of covenants.

REMEDIES, CUMULATIVE
9. It is expressly understood and agreed that the remedies of the landlord under this Lease are cumulative and the exercise by the Landlord of any right or remedy for the default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or alter, affect or prejudice any other right or remedy or other rights or remedies, to which the Landlord may be lawfully entitled for the same default or breach; and any waiver by the Landlord of the strict observance, performance or compliance by the Tenant or with any term, covenant, condition, or agreement, herein contained or any indulgence granted by the Landlord to the Tenant shall not deemed to be a waiver of any subsequent default or breach by the Tenant nor entitle the Tenant to any similar indulgence theretofore granted.
RULES & REGULATIONS
10. The Tenant, its servants, agents and employees will at all times during the occupancy of the demised premises, observe and conform to such rules and regulations as shall be made by the Landlord from time to time including without limiting the generality of the foregoing the rules and regulations set forth in Schedule “C” attached hereto and of which the Tenant shall be notified, such rules and regulations being deemed to be incorporated in and form part of these presents.
MARGINAL NOTES
11. The parties hereto agree that the marginal notes in this lease form no part of this lease and shall be deemed to have been inserted for convenience or reference only.
ENUREMENT
12. This Indenture and everything herein contained shall extend to and bind and ensure to the benefit of the respective heirs, executors, administrators successors and assigns (as the case may be) of each and every of the parties hereto, subject to the consent of the Landlord being obtained, as hereinbefore provided, to any assignment, or sublease by Tenant and where there is more than one Landlord, Tenant or Indemnifier or where landlord, Tenant or Indemnifier is a male, female or a corporation, the provisions herein shall be read with all grammatical changes thereby rendered necessary. All covenants herein contained shall be deemed joint and several and all rights and powers reserved to Landlord may be exercised by either Landlord or its agents or representative.
HEAT & HYDRO TAXES MAINTENANCE INSURANCE WATER BUILDING & COMMON AREAS EXPENSES
13. AND THE PARTIES FURTHER COVENANT AND AGREE AS FOLLOWS:
(a) That the Tenant shall pay heat and hydro charges for the demised premises.
(b) That the Tenant shall pay the Landlord on a monthly basis, as added rent, its proportionate share of all Building and Common area expenses, realty taxes, outside maintenance, water, including HVAC maintenance and repairs and building insurance. It is understood and agreed that the amount payable by the Tenant pursuant the provisions of the within paragraph will be approximately $984.38 monthly as of the commencement of the hereby demised.
OPTION TO RENEW
(c) That the Tenant may have the option to renew the within lease for a further term of FIVE (5) YEARS on the same conditions and terms, save and except that the Landlord shall have no further rights of renewal and save and except that the base rental payable hereunder shall be negotiated at the time of renewal, provided the Tenant has not been in default hereunder, and provided the Tenant advises the Landlord by delivery to the Landlord of written notice at least SIX (6) months prior to the end of the original term herby demised.
FINISHING
(d) That the TENANT shall assume interior finishing and partitioning as outlined in Schedule “D” on an “AS IS” basis and to consist of the following,
1.]	Dropped “T”-bar ceiling with acoustical ceiling tiles and adequately recessed fluorescent lighting fixtures;

2.]	Sprinkler heads to confirm with the regulations of the Town of Markham;

3.]	Ono color, painted drywall interior partitioning;

4.]	Metal door frames and wooden doors with hardware;

5.]	28 oz. industrial grade carpeting for the office area excluding washrooms which are vinyl tile.

6.]	Duplex electrical receptacles; as indicated on Schedule “D”;

7.]	Roof mounted heating and air conditioning systems to adequately heat & cool said office area;

8.]	2-2 piece washroom facilities complete with standard fixtures and systems;

9.]	Window hangings.
WARRANTY
(d) The Landlord, at its expense, warrants that all existing electrical, lighting, mechanical, plumbing, heating and air conditioning systems and fixtures will be in good working order upon occupancy of the said Premises.
LANDLORD’S WORK
(e) The Landlord shall provide and install at its expense prior to May 15, 2005 the following:
1)	Repaint offices and washrooms in a colour chosen from the Landlord’s samples.

2)	Replace damaged or stained ceiling tiles.

3)	Replace any missing or broken light lenses.

4)	Supply and install new carpet in all office areas, colour to be chosen from Landlord’s samples.
EARLY OCCUPANCY
(f) The Tenant may have early occupancy of said unit from MAY 15, 2005 TO JUNE 30, 2005 net rent for the purpose of setting up business provided;
1)	The Landlord’s lease has been executed by the Tenant;

2)	Utilities have been switched into the Tenant’s name;

3)	Copy of insurance binder has been forwarded to the landlord;
However, during such period the Tenant shall be responsible for the payment of an amount equivalent to additional rent plus G.S.T. All terms of this lease shall apply to the early occupancy period.
IN WITNESS WHEREOF the parties hereto have hereunto affixed their hands and seals.

SIGNED, SEALED AND DELIVERED	*	BUCKGOLF INC., GREEN GOLF INC. (Landlord)
in the presence of	*
*
Witness	* *	Per:	Officer	(seal)	May 6/05 Date
*

	* *	Per:	Officer	(seal)	May 9/05 Date
*
*
	*	OCZ CANADA INC. (Tenant)
*
*
	* *	Per:	Officer	(seal)	5/6/2005 Date
*
*
	* *	Per:	Officer	(seal)	Date

SCHEDULE “A”
ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the Town of Markham, in the Regional Municipality of York and being composed of Lots 47, 48, 49 & 50 on plan # 65M-2481 (Town of Markham) registered in the land Registry Office for the Land Titles Division of York Region ( No. 65) at Newmarket. Being Municipally known at Unit #1, 160 Konrad Crescent, Markham, Ontario and consisting of 3375 square feet, including a proportionate share of the electrical and sprinkler rooms and transformer vault.

SCHEDULE “B”

SCHEDULE “C”
RULES AND REGULATIONS
1.	The sidewalks, entrances, and corridors of the Industrial Building shall not be obstructed by any Tenants or offices, and no Tenant shall place or allow to be placed in the hall ways, corridors any waste paper, dust, garbage, refuse or any thing whatever that shall tend to make them appear unclean, untidy or filthy.

2.	The floors, skylights and windows that reflect or admit light into passageways or into any place in the Industrial Building shall not be covered or obstructed by any of the Tenants and no awnings shall be put over any window; the water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rag, ashes or other substance shall be thrown therein, and any damage resulting to them from misuse shall be borne by the Tenant by whom or by whose employees the damage was caused.

3.	No Tenant shall load any floor beyond its reasonable weight carrying capacity as set forth in the Municipal or other codes applicable to the building. Provided that nothing herein shall prevent the installation of such equipment and machinery as are used by the Tenant in ordinary course of its business.

4.	The Landlord shall have the right to enter the demised premises at reasonable hours in the day to examine the same or to make such repairs and alterations as it shall deem necessary for the safety and preservation of the building.

5.	No animals shall be kept in or about the premises.

6.	If the Tenant desires telegraph or telephone, call bell or other private signal connections, the Landlord reserves the right to direct the electricians or other workmen as to where and how the wires are to be introduced and without such directions no boring or cutting of wires shall take place. No other wires of any kind shall be introduced without the written consent of the Landlord.

7.	No one shall use the leased premises for sleeping apartments or residential purposes.

8.	Tenants and their employees shall not make or commit any improper noise in the building, or in any way interfere with or annoy other tenants or those having business with them.

9.	No inflammable oils or other inflammable, dangerous, or explosive materials or noxious fumes shall be kept or permitted to be kept in the demised premises.

10.	Nothing shall be placed on the outside of windows or projections of the demised premises. No air conditioning equipment shall be placed at the windows of the demised premises.

11.	Spike, hooks, nails, screws, or knobs shall not be put into the walls or woodwork, ceiling or doors.

12.	No heavy equipment of any kind shall be moved within the building without skids being placed under the same.

13.	Any person entering upon the roof of the building does so at his own risk.

14.	No Tenant shall be permitted to do cooking or to operate cooking apparatus except in a portion of the building rented for the purpose. No noxious odours shall be permitted to escape from the demised premises.

15.	The Tenant upon giving up possession of the premises shall leave same in a clean and tidy condition.

16.	The Tenant shall not perform any acts or carry on any practices which may injure the common outside areas and facilities.

17.	No trash or garbage shall be burned in or about the demised premises.

18.	At the commencement and throughout the term of this Lease, the Tenant shall at its own expense, install light fixtures and supply and install lightbulbs and tubes and maintain all lighting fixtures.

19.	The Tenant shall at its own expense cover all window and glass areas with drapes or blinds to give the premises a neat and tidy appearance, and in conformance with the Landlord’s standards.

20.	The Tenant shall not grant any concessions, licenses or permission to any third parties to sell or take orders for merchandise or services in or about the demised premises without prior approval of the Landlord.

21.	The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the building and for the preservation of good order therein, and the sums shall be kept and observed by the Tenants, their clerks and servants. The Landlord may from time to time waive any of such rules and regulations as applied to particular tenants and is not liable to the Tenant for breaches thereof be other Tenants.

SCHEDULE “D”

SCHEDULE "D"

TRANSFORMERS VAULT
UP
SPR. ROOM
WAREHOUSE
OFFICE
OFFICE
WORK LAB
NEW OPN'G
OFFICE #5
OFFICE
OFFICE
WINDOWS
10'-0"